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                                                                   Exhibit 10.31

                                   AGREEMENT



Between

1. Mr. Uwe Hinrichs, Loehrsweg 2, 20249 Hamburg,

                                            hereinafter referred to as Hinrichs,

and

2. Cope Holding AG, Grundstrasse 14, CH-6343 Rotkreuz,

                                            hereinafter referred to as Cope.


Problems have arisen between the parties in the execution of the contract of assignment of interest recorded by notary Dr. Henning Voscherau under Document Register No. 8356/1998 with regard to the listing on the stock exchange in accordance with (S)2 of that contract. To settle this matter, the parties enter into the following agreement, which incidentally is subject to all existing contracts:


1. Cope shall pay to Hinrichs the amount of DM 7.2 million (seven million two hundred thousand deutsche mark) by October 8, 1999, for 200,000 shares of Cope, Inc., Delaware, which belong to Hinrichs.


2. The loan granted to Hinrichs shall be returned as per agreement.


3. This agreement is reached by fax.



Hamburg, October 4, 1999                               Rotkreuz, October 4, 1999


[signed on behalf of]                                  [signature]
-Uwe Hinrichs-                                         -Cope Holding AG-


                                                       [signature]
                                                       -Cope Holding AG-